Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: TRIL
TSX: TRIL

TRILLIUM THERAPEUTICS REPORTS ANNUAL OPERATING AND FINANCIAL RESULTS AND SETS DATE FOR R&D DAY

•	Wide-ranging transformation program completed

•	R&D Day Scheduled for April 28, 2021, to provide data updates, and announce strategic priorities and clinical development plan going forward

•	$291.2 million in cash, cash equivalents and marketable securities as of December 31, 2020

CAMBRIDGE, MA, March 18, 2021 – Trillium Therapeutics Inc. (NASDAQ/TSX: TRIL), a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer, today reported financial and operating results, including an update on its CD47 clinical programs, for the year ended December 31, 2020. All financial amounts in this news release are in United States dollars, unless otherwise stated.

“2020 was a critical year in Trillium’s evolution, as we completed a wide-ranging transformation program spanning all aspects of our activities, including strategy, governance, leadership, advisory infrastructure, corporate development, funding, investor base, intellectual property and operations,” said Jan Skvarka, Trillium’s President and CEO. “At the same time, we substantially advanced dose escalation studies of TTI-622 and TTI-621, which clearly demonstrated class-leading monotherapy activity. Our mission critical goal for 2021 is to rapidly move to proof of concept studies in a range of hematologic malignancy and solid tumor indications. We are incredibly excited about our prospects going forward based upon the unique monotherapy activity of our molecules, which provides a strong foundation for moving to combination studies.”

2020 Transformation Program

In 2020, we completed a wide-ranging transformation program under a new leadership, with the following highlights:

•	Strategy: Reset corporate strategy by discontinuing a lead intra-tumoral cutaneous T-cell lymphoma (CTCL) program, and shifting focus toward large hematological malignancy and solid tumor indications via intravenous administration.
•	Clinical development: Substantially advanced TTI-622 and TTI-621 dose escalation studies, while demonstrating unique, highly differentiating monotherapy activity; positioned both programs for moving to phase 2 development in 2021.
•	Corporate development: Received $25 million equity investment from Pfizer, with Dr. Jeff Settleman, Pfizer Oncology Chief Scientific Officer, joining Trillium’s Scientific Advisory Board (SAB).
•	Governance: Appointed three new directors, including Mr. Paul Walker (partner at NEA), Dr. Mike Kamarck (CTO at Vir Biotechnology, formerly with Merck, Wyeth and Bayer), and Mr. Paolo Pucci (former CEO of ArQule), as well as Dr. Ali Behbahani (NEA partner) as a Board observer.
•	Leadership: Appointed new Chief Medical Officer, Ingmar Bruns, MD, PhD, a highly experienced and accomplished hematologist-oncologist and drug developer who previously held leadership roles at Pieris Pharmaceuticals and Bayer.
•	Advisory infrastructure: Formed a highly qualified SAB consisting of Karen Ferrante, MD; Gordon Freeman, PhD; Tom Reynolds, MD, PhD; Steven Rosen, MD; and Jeff Settleman, PhD.
•	Intellectual property: Solidified leading CD47 SIRPaFc patent estate by receiving a US patent for TTI-622 as a composition of matter, and (to our Licensor) a US patent for the method of using SIRPaFc fusion protein for treating CD47+ cancer including hematologic and solid tumors.
•	Finance & reporting: Converted functional and reporting currency from CAD to USD, transitioned from foreign private issuer to domestic filer under SEC rules, and converted reporting from IFRS to US GAAP.
•	Fundraising: Raised more than $300 million through two public fundraising rounds, an equity investment from Pfizer, and the exercise of warrants.
•	Investor base: Strengthened shareholder base, now consisting primarily of leading specialist life sciences investors.

TTI-622 (SIRPα-IgG4 Fc)

•	Substantially advanced TTI-622 single agent dose escalation study in relapsed or refractory lymphoma through dose levels from 4 to 18 mg/kg (currently ongoing).
•	Per the last data update at ASH 2020 (data cutoff as of November 3, 2020), we reported the following TTI-622 profile:

o	No major safety concerns and no maximum tolerated dose (MTD) reached through 12 mg/kg dose level;
o	35% ORR, with six responses (including one complete response) in 17 response evaluable patients, at dose levels of 0.8-12 mg/kg (one patient assessed in 12 mg/kg cohort as of the data cutoff); and
o	Dose dependent increases in receptor occupancy and TTI-622 serum exposure.

TTI-621 (SIRPα-IgG1 Fc)

•	Progressed TTI-621 single agent dose escalation study in advanced relapsed or refractory hematologic malignancies through dose levels from 1.0 to 2.0 mg/kg (currently ongoing), though COVID-19 negatively affected the speed of patient enrollment.
•	As of our last data update at ASH 2020 (data cutoff as of November 3, 2020), we reported the following TTI-621 profile:
o	No DLTs reached through dose level 1.4 mg/kg; transient thrombocytopenia observed, though not clinically relevant; and
o	Monotherapy activity observed in T-cell and B-cell lymphomas, including 17% ORR in CTCL (N=53), 18% ORR in PTCL (N=22%), and 29% ORR in DLBCL (N=9) across dose levels ranging up to 0.5 mg/kg in PTCL and DLBC, and up to 1.4 mg/kg in CTCL.

R&D Day

On April 28, 2021, we plan to hold an R&D Day, at which we will:

•	Provide a data update for TTI-622 and TTI-621, including data for the 18 mg/kg and 2 mg/kg dose cohorts, respectively;
•	Announce key strategic priorities in terms of target indications and drug combinations across hematologic malignancies and solid tumors;
•	Outline clinical development plan and clinical studies to be initiated in 2021.

Annual 2020 Financial Results:

Trillium began reporting its results in accordance with U.S. GAAP effective for the fiscal year ended December 31, 2020. This transition is a result of the Company no longer being classified as a foreign private issuer as defined under the rules of the SEC. As a domestic filer, the Company now prepares consolidated financial statements in accordance with U.S. GAAP, reports with the SEC on domestic forms, and complies with SEC rules and regulations applicable to domestic issuers.

As of December 31, 2020, Trillium had cash and cash equivalents and marketable securities of $291.2 million, compared to $22.7 million at December 31, 2019. The increase in cash and cash equivalents and marketable securities was due mainly to proceeds from financings completed in January 2020 and September 2020.

Net loss for the year ended December 31, 2020 of $59.3 million was higher than the loss of $38.1 million for the year ended December 31, 2019. The net loss was higher due mainly to a non-cash loss of $22.1 million on the revaluation of the deferred share unit liability (reclassified from a liability to equity effective June 30, 2020 on adoption of the new omnibus incentive plan), non-cash stock-based compensation expenses relating to the revaluation of the Company’s stock option liabilities of $12.5 million, and higher manufacturing costs. This was partially offset by lower clinical trial and salary expenses.

Selected Consolidated Financial Information:

Consolidated Statements of Operations

Amounts in thousands of US dollars except per share amounts	Year ended December 31, 2020	Year ended December 31, 2019
Revenue	$148	$124
Research and development expenses	25,348	26,688
General and administrative expenses	36,255	5,724
Other income (expense), net	2,211	(5,766)
Income tax expense	102	28
Net loss	(59,346)	(38,082)
Net loss per share, basic and diluted	(0.70)	(1.15)

Consolidated Balance Sheets

Amounts in thousands of US dollars	As of December 31, 2020	As of December 31, 2019
Cash and cash equivalents, and marketable securities	$291,165	$22,666
Total assets	300,822	26,393
Total stockholders’ equity (deficit)	278,847	(1,333)

Exemption for Filing of Restated Interim Financial Reports

Pursuant to subsection 4.3(4) of National Instrument 51-102 (“NI 51-102”), in connection with filing its annual financial statements in accordance with U.S. GAAP, Trillium is also required to file restated interim financial reports for the interim periods in 2020 under U.S. GAAP (the “Restated Interim Financial Reports”).

Trillium was granted an exemption by the Ontario Securities Commission providing Trillium with an additional 45 days from the deadline otherwise applicable under NI 51-102. As such, Trillium will be filing its Restated Interim Financial Reports and related MD&As prepared in accordance with U.S. GAAP on or before May 3, 2021. Trillium confirms that its management and other insiders are subject to its Employee and Insider Trading Policy which contains an insider trading black-out policy that reflects the principles in Section 9 of National Policy 11-207.

About Trillium Therapeutics

Trillium is an immuno-oncology company developing innovative therapies for the treatment of cancer. The company’s two clinical programs, TTI-621 and TTI-622, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system.

For more information visit: www.trilliumtherapeutics.com

Caution Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable United States federal securities laws and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, express or implied statements regarding our expectation of hosting an R&D Day in April, the therapeutic potential and monotherapy activity of our programs, and our clinical development plans and our expectations with respect to the timing of clinical development milestones, including with respect to initiating Phase 2 studies in hematological and solid tumor malignancies in 2021. With respect to the forward-looking statements contained in this press release, Trillium has made numerous assumptions regarding, among other things: the impact of the COVID-19 pandemic on its operations, the effectiveness and timeliness of preclinical and clinical trials; and the completeness, accuracy and usefulness of the data. While Trillium considers these assumptions to be reasonable, these assumptions are inherently subject to significant scientific, business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors that could cause Trillium's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release. A discussion of risks and uncertainties facing Trillium appears in Trillium's Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission, each as updated by Trillium's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Company Contact:

James Parsons

Chief Financial Officer

Trillium Therapeutics Inc.

416-595-0627 x232

james@trilliumtherapeutics.com

www.trilliumtherapeutics.com

Media Relations:

Mike Beyer
Sam Brown Inc.

312-961-2502

mikebeyer@sambrown.com